Exhibit 99.1

resTORbio Completes Dosing of Patients in Phase 2b

Study to Reduce the Incidence of Respiratory Tract

Infections in the Elderly

Topline 16-week data now expected in the third quarter of 2018

BOSTON, Massachusetts, May. 9, 2018 – resTORbio, Inc. (NASDAQ:TORC), a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases, today announced that dosing has been completed in its Phase 2b trial evaluating the safety, tolerability and efficacy of RTB101, an orally-administered, selective TORC1 inhibitor, alone or in combination with everolimus, in reducing the incidence of respiratory tract infections (RTIs) in 652 elderly subjects.

“RTIs are a leading cause of hospitalizations and death among the elderly and are mainly caused by viruses that lack effective treatments,” said Chen Schor, President and CEO of resTORbio. “Selective TORC1 inhibition has the potential to improve the function of the aging immune system and thereby reduce the incidence of RTIs, regardless of the causative pathogen, representing a new paradigm for meeting the needs of at-risk elderly patients. Increasing scientific data suggest that TORC1 inhibition also has the potential to improve the function of other aging organ systems. We are pleased to have dosed all patients in our Phase 2b study, and we look forward to reporting topline data in the third quarter of 2018.”

The randomized, double-blind placebo-controlled Phase 2b trial was initiated to evaluate the safety, tolerability and efficacy of RTB101 alone or in combination with everolimus in reducing the incidence of RTIs. The study enrolled 652 subjects at increased risk of RTI-associated morbidity and mortality, defined as aged 85 and over or 65-84 with comorbidities. The study consists of two parts during which elderly subjects were enrolled during the winter cold and flu seasons in the southern (Part 1) and northern (Part 2) hemispheres. Part 2 of the study commenced in the U.S. in the fourth quarter of 2017 following an interim analysis of Part 1 results. Part 2 is a 4-arm study comparing placebo to 10 mg of RTB101 dosed once daily (QD), 10 mg of RTB101 dosed twice daily (BID), or 10 mg of RTB101 and 0.1 mg of everolimus dosed QD. All subjects were treated with study drug for 16 weeks, followed by eight weeks of follow-up.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases. resTORbio’s lead program is targeting the selective inhibition of TORC1 – an evolutionary conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiac and neurologic systems. RTB101, resTORbio’s lead drug candidate, is a selective, orally administered, TORC1 inhibitor currently being investigated in a Phase 2b clinical trial as a first in-class immunotherapy for reducing the incidence of respiratory tract infections in the elderly by enhancing the function of the immune system. The company expects to develop RTB101 for additional aging-related indications such as heart failure or neurodegenerative diseases.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop and commercialize RTB101 alone or in combination with everolimus, including the therapeutic potential and clinical benefits thereof, our ongoing and future clinical trials for RTB101 alone or in combination with everolimus, including the timing of initiation of these trials and of the anticipated results, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the delay of any planned clinical trials and/or development of RTB101, either alone or in combination with everolimus; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in resTORbio’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent resTORbio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:

Beth DelGiacco

Stern Investor Relations, Inc.

212-362-1200

beth@sternir.com

Media Contact:

Michael Lampe

Scient PR

484-575-5040

michael@scientpr.com